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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 APRIL 17, 2001
                                (Date of Report)

                 Date of earliest event reported: APRIL 17, 2001


                                   INTUIT INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)

       0-21180                                          77-0034661
(Commission File Number)                    (I.R.S. Employer Identification No.)

    2535 GARCIA AVENUE, MOUNTAIN VIEW, CALIFORNIA                  94043
      (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (650) 944-6000

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ITEM 5. OTHER EVENTS.

     On April 17, 2001, Intuit Inc. ("Intuit") announced that it had signed a definitive agreement to acquire the assets of Tulsa, Oklahoma - based Tax and Accounting Software Corporation ("TASC"). Under the terms of the acquisition, Intuit's wholly-owned subsidiary, Lacerte Software Corporation ("Lacerte"), will acquire substantially all of the assets of TASC for approximately $63 million in cash. The transaction is expected to close on April 17, 2001.

     TASC offers a fully integrated suite of software tools for accounting and tax professionals. Under the terms of the agreement, TASC's operations will become part of Intuit's Dallas-based professional tax division. TASC's tax customers will have the option of converting to either Intuit's Lacerte(R) or ProSeries(R) products. TASC's EasyACCT accounting products, which allow accountants to prepare financial statements and forms, will be added to Intuit's existing product line and will integrate with future versions of Lacerte and ProSeries products.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

None.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        INTUIT INC.
Dated:  April 17, 2001

                                        /s/ CATHERINE L. VALENTINE
                                        --------------------------
                                        Catherine L. Valentine
                                        Vice President and General Counsel


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